As filed with the Securities and Exchange Commission on May 4, 2006

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

______________________________

Delaware (State or other jurisdiction of incorporation or organization)	94-2895440 (IRS Employer Identification No.)

20450 STEVENS CREEK BOULEVARD, SUITE 800

CUPERTINO, CALIFORNIA 95014

(Address of principal executive offices) (Zip Code)

Borland Software Corporation 2003 Supplemental Stock Option Plan

(Full title of the plan)

Timothy J. Stevens, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Borland Software Corporation

20450 Stevens Creek Boulevard, Suite 800

Cupertino, California 95014

(Name and address of agent for service)

(831) 431-1000

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	3,410,000 shares	$5.09	$17,356,900	$1,858

(1)

Calculated pursuant to General Instruction E to Form S-8. This Registration Statement shall cover, pursuant to Rule 416(a), any additional shares of the Registrant’s common stock that may become issuable under the Borland Software Corporation 2003 Supplemental Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “Act”). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's common stock as reported on the Nasdaq National Market on April 28, 2006.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to an additional 3,410,000 shares of the Borland Software Corporation’s common stock, par value $0.01 per share, issuable to eligible directors, consultants and employees of the Borland Software Corporation (the “Registrant”) or its affiliates under the 2003 Supplemental Stock Option Plan, as amended (the “Plan”). This Registration Statement, along with the Registrant’s Form S-8 Registration Statement filed on January 24, 2003 (File No. 333-102688) (the “2003 Registration Statement”) covers the maximum number of shares of the Registrant’s common stock that could be issued under the Registrant’s Plan. This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which the 2003 Registration Statement relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2003 (File No. 333-102688) is incorporated herein by reference and made a part hereof.

Exhibits

Exhibit No.	Description
4.1

Restated Certificate of Incorporation of Borland Software Corporation (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

4.2

Amended and Restated Bylaws (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

4.3

Stockholder Rights Agreement, dated as of October 26, 2001, between Borland Software Corporation and Mellon Investor Services, L.L.C. (filed with the Commission on October 31, 2001 as an exhibit to Borland’s Registration Statement on Form 8-A and incorporated herein by reference).

4.4

Specimen Stock Certificate of Borland Software (filed with the Commission on May 13, 2002 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and incorporated herein by reference).

5.1	Opinion of Cooley Godward LLP.*
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1.*
24.1	Power of Attorney is contained on page II-4 of this Registration Statement.*
99.1	2003 Supplemental Stock Option Plan, as amended (filed with the Commission on March 20, 2006 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

________________

* Filed herewith.

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 4th day of May, 2006.

BORLAND SOFTWARE CORPORATION

By:	/S/TIMOTHY J. STEVENS
Timothy J. Stevens
Senior Vice President, General Counsel
and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Borland Software Corporation, a Delaware corporation, do hereby constitute and appoint Timothy J. Stevens, Senior Vice President, General Counsel and Corporate Secretary, and Kenneth R. Hahn, Senior Vice President and Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their or his substitutes or substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 4, 2006.

Signature	Title
/S/TOD NIELSEN Tod Nielsen	President, Chief Executive Officer and Director (Principal Executive Officer)
/S/KENNETH R. HAHN Kenneth R. Hahn	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/WILLIAM K. HOOPER William K. Hooper	Chairman of the Board and Director
/S/DALE L. FULLER Dale L. Fuller	Director
/S/MARK GARRETT Mark Garrett	Director
/S/CHARLES J. ROBEL Charles J. Robel	Director
/S/T. MICHAEL NEVENS T. Michael Nevens	Director
/S/JOHN F. OLSEN John F. Olsen	Director

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1

Restated Certificate of Incorporation of Borland Software Corporation (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

4.2

Amended and Restated Bylaws (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

4.3

Stockholder Rights Agreement, dated as of October 26, 2001, between Borland Software Corporation and Mellon Investor Services, L.L.C. (filed with the Commission on October 31, 2001 as an exhibit to Borland’s Registration Statement on Form 8-A and incorporated herein by reference).

4.4

Specimen Stock Certificate of Borland Software (filed with the Commission on May 13, 2002 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and incorporated herein by reference).

5.1	Opinion of Cooley Godward LLP.*
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Cooley Godward, LLP is contained in Exhibit 5.1.*
24.1	Power of Attorney is contained on page II-4 of this Registration Statement.*
99.1	2003 Supplemental Stock Option Plan, as amended (filed with the Commission on March 20, 2006 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

________________

* Filed herewith.